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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 18, 2004
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     1-10702                 34-1531521
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 (State or Other Jurisdiction         (Commission              (IRS Employer
       of Incorporation)              File Number)           Identification No.)



    500 Post Road East, Suite 320, Westport, Connecticut                06880
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          (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events and Required FD Disclosure

     Terex Corporation (the "Company" or "Terex") maintains a deferred compensation plan (the "Plan") for participating employees that, prior to January 1, 2004, permitted participants to transfer funds between investment options, one of which is an option to invest in shares of Terex common stock. It has been the practice of the Plan to purchase shares of Terex common stock on an ongoing basis as participants contribute to the Terex common stock fund, in order to eliminate the risk associated with fluctuations in the price of Terex common stock.

     Due to the ability of Plan participants to transfer their investments between Plan investment options, generally accepted accounting principles required the Company to record obligations to Plan participants invested in Terex common stock at the fair value of the Terex common stock (without making a corresponding adjustment for any change in value of the shares of Terex common stock held by the Plan). The Company, after discussions with its independent auditors, has now determined that it will amend its financial statements for the first three fiscal quarters of 2003 to revise the accounting for the Plan to record these obligations based on the fair value of the Terex common stock. The impact of this accounting treatment was not significant for prior year periods.

     Effective January 1, 2004, the Plan has been revised to prohibit transfers between investment options, thereby eliminating the need for future adjustments based on the fair value of Terex common stock. Although an accounting change is being made, there is no resulting increase in cash impact or risk of loss to the Company, as the Plan has already acquired sufficient shares of Terex common stock to match investments made by Plan participants.

     The Company will amend its financial statements for the first three fiscal quarters of 2003 to reflect the proper accounting treatment for the Plan. The amended financial statements will reflect additional after tax charges (credits) of: $0.5 million in the first quarter; $2.7 million in the second quarter; and ($0.4) million in the third quarter of 2003. The impact of this adjustment is presented in the table below. The Company intends to file shortly with the Securities and Exchange Commission amended Quarterly Reports on Form 10-Q for each of the first three fiscal quarters of 2003 to provide this information.

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



                                                                                           2003
                                                     -----------------------------------------------------------------------------
                                                                      Three Months Ended                        Nine Months Ended
                                                     ---------------------------------------------------      --------------------
                                                            March 31          June 30       September 30             September 30
                                                     ---------------- ---------------- ------------------     --------------------
                                                                        (in millions, except per share data)

Net Income (Loss) Previously Reported                $         12.5   $        (49.1)  $           14.5       $            (22.1)

Reduced (additional) compensation expense,
net of tax                                                     (0.5)            (2.7)               0.4                     (2.8)
                                                     ---------------  ---------------- -----------------     --------------------
As Restated                                          $         12.0   $        (51.8)  $           14.9       $            (24.9)
                                                     ===============  ================ ==================     ====================

Earnings (Loss) per Share Previously Reported        $          0.26  $         (1.02) $            0.30      $             (0.46)
                                                     ===============  ================ ==================     ====================

As Restated                                          $          0.25  $         (1.09) $            0.31      $             (0.52)
                                                     ===============  ================ ==================     ====================

Diluted Earnings (Loss) per Share Previously
Reported                                             $          0.26  $         (1.02) $            0.29      $             (0.46)
                                                     ===============  ================ ==================     ====================

As Restated                                          $          0.24  $         (1.09) $            0.30      $             (0.52)
                                                     ===============  ================ ==================     ====================

Weighted average number of shares outstanding
in per share calculated, As Restated:
                                             Basic:            47.2             47.6               47.8                     47.5
                                           Diluted:            49.0             47.6               49.7                     47.5




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2004


                                            TEREX CORPORATION


                                            By:  /s/ Phillip C. Widman
                                                 Phillip C. Widman
                                                 Senior Vice President and
                                                 Chief Financial Officer




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